EX 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-233161, 333-242372, 333-249544, 333-257422 and 333-261871) and Form S-8 (Nos. 333-221622, 333-223539, 333-230181, 333-230499, 333-233162, 333-237164, 333-239082, 333-254618 and 333-263430) of X4 Pharmaceuticals, Inc. of our report dated March 17, 2022 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 17, 2022